SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 28, 2004
(Date of Report)
(Date of Earliest Event Reported)

CORIXA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22891 (Commission File No.)	91-1654387 (IRS Employer Identification No.)

1124 Columbia Street, Suite 200, Seattle, WA 98104-2040
(Address of Principal Executive Offices, including Zip Code)

(206) 754-5711
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
SIGNATURE

Item 5. Other Events

On May 28, 2004, Corixa Corporation convened its 2004 annual meeting of stockholders for the purpose of considering and voting on the three proposals described in Corixa’s Proxy Statement dated April 23, 2004. The following proposals submitted at the annual meeting were approved by Corixa’s stockholders:

- The election of seven directors to Corixa’s board of directors, who will hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified; and

- The ratification of the appointment of Ernst & Young LLP as Corixa’s independent auditors for the fiscal year ending December 31, 2004.

The annual meeting was adjourned until June 25, 2004 at 1:00 p.m., local time, in order to continue the consideration of the proposal to reincorporate Corixa from Delaware to Washington. The annual meeting will reconvene on June 25, 2004, at 1:00 p.m., local time, in the Cedar Room at the headquarters of Corixa, 1124 Columbia Street, Seattle, Washington. After the annual meeting has reconvened, the sole purpose will be to consider the proposal to reincorporate Corixa from Delaware to Washington. No other business will take place at the reconvened meeting. Stockholders as of April 15, 2004, the record date specified in the notice of annual meeting mailed to Corixa’s stockholders on or about April 23, 2004 will be entitled to vote by proxy, or in person at the reconvened meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIXA CORPORATION

Date: June 3, 2004	By:	/s/ STEVEN GILLIS

Steven Gillis
Chairman and Chief Executive Officer